EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 18, 2011 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in National Grid plc’s Annual Report on Form 20-F for the year ended March 31, 2011.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London, UK
28 July 2011